                                                                   EXHIBIT 10.11


                                August 6, 1999
VIA OVERNIGHT MAIL
------------------

Ms. Sandra L. Abbott
131 Sherland Avenue
Mountain View, CA 94043

     Re:  Terms of Employment Offer with MediaPlex, Inc.
          ----------------------------------------------

Dear Sandra:

     MediaPlex, Inc., (the "Company"), a wholly owned subsidiary of Internet Extra Corporation ("IEC"), is pleased to offer you the position described below. This letter sets forth the terms and conditions of your employment with the Company.

     I.   Description of Employment Position and Responsibilities.  You will
          -------------------------------------------------------
serve in the position of Senior Vice President and Chief Financial Officer. By executing this agreement, you agree to assume and discharge such duties and responsibilities as are commensurate with this position and such other duties and responsibilities that are assigned to you from time to time by the Company's Board of Directors, Chief Executive Officer, or your then supervisor. During the term of your employment, you shall devote your full time, skill and attention to your duties and responsibilities and shall perform them faithfully, diligently and competently. In addition, you shall comply with and be bound by the operating policies, procedures and practices of the Company in effect from time to time during your employment.

     II.  Employment Considerations.
          -------------------------

          2.1  At-Will Employment.  You acknowledge that your employment with
               ------------------
the Company is for an unspecified duration that constitutes at-will employment, and that either you or the Company can terminate this relationship at any time, with or without cause and without notice.

          2.2  Employment Eligibility.  Your employment is contingent on your
               ----------------------
submission to the Company of satisfactory original documentation to verify your identity and eligibility for employment in the United States.

     III. Compensation.
          ------------

          3.1  Base Salary.  In consideration of your services, effective August
               -----------
23, 1999, you will be paid an annual base salary of $170,000.00 (One Hundred and Seventy Thousand Dollars and no Cents), payable no less frequently than on a monthly basis in accordance with the Company's standard payroll practices. Your base salary, in conjunction with your performance evaluation, is normally renewed annually by the appropriate management of the Company.

Ms. Sandra L. Abbott
August 6, 1999
Page 2 of 5

          3.2  Incentive Compensation.  In addition to your base salary, you may
               ----------------------
be entitled to participate in such incentive compensation plan that may be adopted by the Company in its sole discretion. You understand that the adoption of any such plan, the eligibility and measurement criteria and all other terms shall be at the sole discretion of the Company. Currently, it is anticipated that you will be eligible to receive a bonus of up to 15% (Fifteen Percent) of your Base Salary upon the achievement of certain milestones to be established by the Company's Board of Directors or Chief Executive Officer within thirty (30) days of your date of commencement with the Company.

          3.3  Termination.  If your employment is terminated by the Company for
               -----------
any reason, with or without cause, or if you resign your employment voluntarily, no compensation or other payments will be paid or provided to you for periods following the date when such a termination of employment is effective, provided that any rights you may have under the benefit plans of the Company shall be determined under the provisions of those plans. If your employment terminates as a result of your death or disability, no compensation or payments will be made to you other than those to which you may otherwise be entitled under the benefit plans of the Company.

     IV.  Additional Benefits.
          -------------------

          4.1  Health Insurance/Vacation/Benefit Plans.  You will be entitled to
               ---------------------------------------
receive the standard employee benefits made available by the Company to its employees to the full extent of your eligibility therefor. You shall be entitled to two (2) weeks of paid vacation per year; the terms and conditions of your vacation benefits shall be in accordance with the Company's vacation policy in effect at that time. During your employment, you shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance and disability insurance plans, or similar benefit plan of the Company that is available to employees generally. Participation in any such plan shall be consistent with your rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan.

          4.2  Reimbursed Expenses.  The Company shall reimburse you for all
               -------------------
reasonable expenses actually incurred or paid by you in the performance of your services on behalf of the Company, upon prior authorization and approval in accordance with the Company's expense reimbursement policy as from time to time in effect.

          4.3  Stock Options.  Pursuant to Board approval, and under the terms
               -------------
and conditions of the Company's Stock Option Plan and Stock Option Agreement, including the stock vesting provisions contained therein, you will be granted an option to purchase 350,000 (Three Hundred Fifty Thousand) shares of common stock of the Company. The Company Stock Option Plan, including the Stock Option Agreement, will be sent to you separately.

Ms. Sandra L. Abbott
August 6, 1999
Page 3 of 5

     V.   Intellectual Property Rights/Confidential Information.
          -----------------------------------------------------

          5.1  Valuable Trade Secrets.  You agree that the Company is the owner
               ----------------------
of valuable trade secrets, client, vendor, customer and contractor lists and other confidential and proprietary information. As such, you agree that your employment is contingent upon your execution of, and delivery to, the Company of a Confidential Information and Invention Assignment Agreement ("Intellectual Property Agreement") in the standard form utilized by the Company.

          5.2  Additional Confidential Information.  You agree to maintain the
               -----------------------------------
confidentiality of all elements of this Agreement, agreeing to an absolute prohibition on any disclosure or use of such information in any fashion, with the exception of discussions with your supervisor or myself, and Messrs. Jon Edwards, Walter Haefeker, and Tim Favia and Ms. Joy Fauvre. As you are well aware the maintenance of confidentiality of this kind of information is critical to our organization.

          5.3  Equitable Remedies.  I agree that it would be impossible or
               ------------------
inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in this Section as well as Sections 1, 2, 3, and 5 of the Intellectual Property Agreement. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining, such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

     VI.  Non-Competition/Conflicting Employment.  You agree that, during the
          --------------------------------------
term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company and/or its customers are now involved or become involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

     VII. Arbitration.  Except as otherwise provided in the Intellectual
          -----------
Property Agreement described above, it is agreed that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be exclusively settled by arbitration to be held in San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction. Each party shall pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

Ms. Sandra L. Abbott
August 6, 1999
Page 4 of 5

     VIII. General Provisions.
           ------------------

           8.1  Governing Law. This offer letter will be governed by the laws of
                -------------
the State of California, applicable to agreements made and to be performed entirely within such state.

           8.2  Entire Agreement.  This offer letter sets forth the entire
                ----------------
agreement and understanding between the Company and you relating to your employment and supersedes all prior verbal discussion and written agreements between us. Any subsequent change or changes in your duties, salary or other compensation will not affect the validity or scope of this agreement. Any change to the at-will term of this agreement must be executed in writing and signed by you and the President of the Company.

           8.3  Successors/Assigns.  This agreement will be binding upon your
                ------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and its respective successors and assigns.

Ms. Sandra L. Abbott
August 6, 1999
Page 5 of 5

     Please acknowledge and confirm your acceptance of this letter by signing and returning the enclosed copy of this offer letter, and the Confidential Information and Invention Assignment Agreement as soon as possible. If you have any questions about this offer letter, please call me directly.

                                       MEDIAPLEX, INC.

                                       By: /s/ Gregory R. Raifman
                                          --------------------------
                                          Gregory R. Raifman
                                          Chief Executive Officer

ACCEPTANCE:

     I accept the terms of my employment with MediaPlex, Inc. as set forth herein. I understand that this offer letter does not constitute a contract of employment for any specified period of time, and that my employment relationship may be terminated by either party, with or without cause and with or without notice.

Ms. Sandra L. Abbott

/s/ Sandra L. Abbott
---------------------------

___________________________
Date

                          INTERNET EXTRA CORPORATION

                                1999 STOCK PLAN

                            STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the 1999 Stock Plan shall have the same defined meanings in this Stock Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Ms. Sandra L. Abbott
     131 Sherland Avenue
     Mountain View, CA 94043

     The undersigned Optionee ("Optionee") has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                            ___________________________________________

     Date of Grant                           August 23, 1999
                                             -------------------------------------------
     Vesting Commencement Date               August 23, 1999 or earlier upon date employment
                                             -----------------------------------------------

     Exercise Price per Share                $3.25
                                             -------------------------------------------
     Total Number of Shares Granted          350,000
                                             -------------------------------------------
     Total Exercise Price                    $ 1,137,500
                                             -------------------------------------------
     Type of Option:                              X      Incentive Stock Option
                                             ----------

                                             __________  Nonstatutory Stock Option

     Term/Expiration Date:                   August 23, 2009
                                             ------------------------------------------
     Vesting Schedule:
     ----------------

     This Option shall be exercisable, in whole or in part, according to the following vesting schedule:


     Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date and 1/48 of the total number of Shares subject to the Option shall vest on the last day of each month thereafter.

     Change of Control: Subject to Section 11 of Part II herein, in the event
     -----------------
that both of the following occur: (i) a Change of Control (as defined herein) and (ii) Optionee is terminated from the Company without Cause (as defined herein), or Optionee's position in the Company is reduced below that of Chief Financial Officer, either of which is without her approval, then Options held by Optionee set out herein, in addition to any Options already vested, shall, as of the date of Optionee's termination from the Company, be released from any and all vesting restrictions established by the Company.

     A Change of Control is defined to occur when an entity not currently owning more than fifty percent (50%) of the Company's securities directly or indirectly becomes the "beneficial owner" of (i) securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, except that, in the event that one or more underwriters of a public offering of the Company's stock retain such percentage prior to a distribution of such stock, such ownership shall not be deemed a Change of Control or (ii) acquires within a twelve (12) consecutive month period during the term of this Agreement more than one-third in value of the gross assets of the Company or (iii) a merger or reorganization of the Company with another corporation, unless any of the holders of shares of voting stock of the Company immediately prior to such merger or reorganization will beneficially own, immediately after consummation thereof, more than fifty percent (50%) of the voting stock of the Company or the surviving corporation in such merger or reorganization, will own more than fifty percent (50%) of the voting stock of the Company or the surviving corporation in such merger or reorganization.

     "Cause" shall mean (i) willful breach or neglect by Optionee to substantially perform his duties under his Employment Offer, dated August 6, 1999 ("Employment Agreement"); (ii) a violation of any significant written policy or procedure of the Company or such willful misconduct for which the Company could incur civil liability to any other employee or third party, or be assessed a fine or penalty by a government agency; (iii) an arrest, indictment or commission of a misdemeanor involving moral turpitude or of a felony; or (iv) a material misrepresentation, in the application for employment with the Company, or in any resume or other information (oral or written) furnished in connection therewith, of qualifications, employment history, academic performance or achievements or other information relevant to the ability to perform the duties for which Optionee was hired. An act, or failure to act, by Optionee without good faith shall be considered "willful."

     Termination Period:
     ------------------

     This Option shall be exercisable for one month after Optionee ceases to be a Service Provider. Upon Optionee's death or Disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1.   Grant of Option.  The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in
Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

     2.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option shall be exercisable during its
              -----------------
term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise.  This Option shall be exercisable by delivery
              ------------------
of an exercise notice in the form attached as Exhibit A (the "Exercise Notice")
                                              ---------
which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Optionee's Representations.  In the event the Shares have not been
          --------------------------
registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B
                                                                       ---------
and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

     4.   Lock-Up Period.  Optionee hereby agrees that, if so requested by the
          --------------
Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     5.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash or check;

          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     6.   Restrictions on Exercise.  This Option may not be exercised until such
          ------------------------
time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

     7.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     9.   Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercise of NSO.  There may be a regular federal income tax
               ---------------
liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b)  Exercise of ISO.  If this Option qualifies as an ISO, there will
               ---------------
be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (c)  Disposition of Shares.  In the case of an NSO, if Shares are held
               ---------------------
for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

          (d)  Notice of Disqualifying Disposition of ISO Shares.  If the Option
               -------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

     10.  Entire Agreement; Governing Law.  The Plan is incorporated herein by
          -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

     11.  No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES
          ---------------------------------
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                            INTERNET EXTRA CORPORATION


_______________________             _______________________
Signature                           By


_______________________             _______________________
Print Name                          Title


_______________________

_______________________
Residence Address